Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

dated as of December        , 2011

among

PHH CORPORATION

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
to the Indenture dated as of August 11, 2010

9 ¼% Senior Notes due 2016

TABLE OF CONTENTS

PAGE

ARTICLE 1
RELATION TO INDENTURE; DEFINITIONS

Section 1.01. Relation to Indenture	2
Section 1.02. Definitions	2

ARTICLE 2
ADDITIONAL NOTES

Section 2.01. Issue of Additional Notes	2
Section 2.02. Form Of Notes, Authentication Certificate	2

ARTICLE 3
MISCELLANEOUS

Section 3.01. Certain Trustee Matters	2
Section 3.02. Continued Effect	2
Section 3.03. Provisions Binding on Company’s Successors	3
Section 3.04. Governing Law	3
Section 3.05. Counterparts	3

FIRST SUPPLEMENTAL INDENTURE, dated as of December       , 2011 (this “First Supplemental Indenture”), between PHH CORPORATION, a Maryland corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee entered into an Indenture dated as of August 11, 2010 (the “Indenture”), relating to the Company’s 9 ¼% Senior Notes due 2016, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor, as provided in the Indenture (the “Notes”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee, may modify, amend or supplement the Indenture without the consent of any Holder of Notes to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

WHEREAS, Additional Notes, if issued pursuant to the Indenture, shall (i) have the same terms in all respects as the Original Notes (although they may bear a different CUSIP number), or in all respects except with respect to the date of issuance and issue price, interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes and rights under the Registration Rights Agreement dated August 11, 2010, and (ii) vote together for all purposes as a single class with the Notes originally issued pursuant thereto;

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture, and all things necessary to make this First Supplemental Indenture a legal, valid and binding agreement of the Company, in accordance with its terms, have been done; and

WHEREAS, all things necessary to make the Additional Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the legal, valid and binding obligations of the Company as provided in the Indenture and this First Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1

ARTICLE 1
RELATION TO INDENTURE; DEFINITIONS

Section 1.01.  Relation to Indenture.  This First Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02.  Definitions.  For all purposes of this First Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

ARTICLE 2
ADDITIONAL NOTES

Section 2.01.  Issue of Additional Notes.  Pursuant to Section 9.01 of the Indenture, the Indenture is hereby supplemented to permit the Company to issue Additional Notes in accordance with the limitations set forth in the Indenture.

Section 2.02.  Form Of Notes, Authentication Certificate.  The Additional Notes initially shall be issuable in the form of one or more Global Securities, registered in the name of the Depositary or its nominee.  The form and terms of the Additional Notes and the Trustee’s certificate of authentication shall be substantially as set forth in Exhibit A hereto.  Except as otherwise provided herein, the Additional Notes shall in all respects be subject to the terms, conditions and covenants of the Indenture, as supplemented by this First Supplemental Indenture (including the applicable form of Additional Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this First Supplemental Indenture for all intents and purposes)).  In the event of any inconsistency between the provisions of this First Supplemental Indenture and the provisions of the Indenture, the provisions of this First Supplemental Indenture shall be controlling with respect to the Additional Notes.

ARTICLE 3
MISCELLANEOUS

Section 3.01.  Certain Trustee Matters.  The Recitals of the Company contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the Additional Notes or the proper authorization or the due execution hereof or thereof by the Company.

Section 3.02.  Continued Effect.  Except as expressly supplemented and amended by this First Supplemental Indenture, the Indenture shall continue in full

2

force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this First Supplemental Indenture) is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all the terms and conditions of this First Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 3.03. Provisions Binding on Company’s Successors.  All obligations of the Company pursuant to this First Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

Section 3.04. Governing Law.  THE FIRST SUPPLEMENTAL INDENTURE AND THE ADDITIONAL NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05.  Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

3

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PHH CORPORATION

By:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

[Signature Page of First Supplemental Indenture]

4

Exhibit A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.](1)

PHH CORPORATION

9 ¼% Senior Note Due 2016

CUSIP

No.	$

PHH Corporation, a Maryland corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of                      DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto](2) on March 1, 2016.

Interest Rate:  9 ¼% per annum.

Interest Payment Dates:  March 1 and September 1, commencing              , 20   .

(1)   Include in global note only

(2)   Include in global note only

Regular Record Dates:  February 15 and August 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	PHH CORPORATION

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 9 ¼% Senior Notes Due 2016 described in the Indenture referred to in this Note.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory
Date:

[REVERSE SIDE OF NOTE]

PHH CORPORATION

9 ¼% Senior Note Due 2016

1.                                       Principal and Interest.

The Company promises to pay the principal of this Note on March 1, 2016.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9.25% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the February 15 or August 15 immediately preceding the interest payment date) on each interest payment date, commencing              , 20    .

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from              , 20     .  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the rate applicable to this Note.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.                                       Indentures.

This is one of the Notes issued under an Indenture dated as of August 11, 2010 (as supplemented and amended by the First Supplemental Indenture, dated December      , 2011, and as further supplemented and amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $350,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3.                                       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.                                       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form, without interest coupons, in denominations of $2,000 and higher integral multiples of $1,000.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.                                       Defaults and Remedies.

If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal and accrued interest of all of the Notes to be due and payable immediately.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.                                       Amendment and Waiver.

Under the Indenture, the Company’s rights and obligations and the rights of the Holders of the Notes may be changed and compliance with certain covenants or a past default may be waived. Subject to certain exceptions, any change requires the consent of the Holders of a majority in principal amount of the outstanding Notes; provided that no such modification shall, without the consent of the Holder of each Note affected thereby change certain rights of the Holders of the Notes specified in the Indenture.  Without the consent of any Holder, the Company and the Trustee may modify, amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture.

7.                                       Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.                                       Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.                                       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Signature Guarantee:(3)

By
To be executed by an executive officer

(3)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the amount (in original principal amount) below:

$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(4)

(4)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[SCHEDULE OF EXCHANGES OF NOTES](5)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(5)   Include in global note only